UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020

New Beginnings Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 1st Street
Unit 1
Miami, FL 33139
(Address of Principal Executive Offices) (Zip Code)

(917) 592-7979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable warrant	NBA.U	NYSE American, LLC
Common Stock, par value $0.0001 per share	NBA	NYSE American, LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	NBA WS	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K filed by New Beginnings Acquisition Corp. (the “Company”) on November 9, 2020 (the “Initial 8-K”), on November 3, 2020, the Company completed its initial public offering (the “IPO”) of 10,000,000 units (“Units”), each Unit consisting of one share of common stock, par value $0.0001 per share (“Common Stock”), and one redeemable warrant (“Warrant”), each Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333-248944). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000.

On November 9, 2020, the underwriters purchased 1,000,000 additional Units (“Additional Units”) at $10.00 per Additional Unit upon the closing of the exercise in part of the underwriters’ option to purchase additional units from the IPO, generating gross proceeds of $10,000,000 (the “First Greenshoe Exercise”).

On November 12, 2020, the underwriters purchased 500,000 Additional Units at $10.00 per Additional Unit upon the closing of the exercise in part of the underwriters’ option to purchase additional units from the IPO, generating gross proceeds of $5,000,000 (the “Second Greenshoe Exercise” and together with the First Greenshoe Exercise, the “Greenshoe Exercises”).

As previously reported on the Initial Form 8-K, simultaneously with the consummation of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 500,000 units (“Private Units”), with each unit consisting of one share of Common Stock and one redeemable warrant (the “Private Warrants”), at a price of $10.00 per Private Unit, generating total proceeds of $5,000,000, to New Beginnings Sponsor, LLC, the Company’s sponsor (the “Sponsor”). The Private Warrants are identical to the Warrants underlying the Units, except as described in the Initial Form 8-K. On November 9, 2020, simultaneously with the First Greenshoe Exercise, the Company consummated the sale of an additional 30,000 Private Placement Units at $10.00 per additional Private Placement Unit (“Additional Private Placement Warrants”) to the Sponsor, generating gross proceeds of $300,000 (the “First Greenshoe Private Placement”). On November 12, 2020, simultaneously with the Second Greenshoe Exercise, the Company consummated the sale of an additional 15,000 Additional Private Placement Warrants to the Sponsor, generating gross proceeds of $150,000 (the “Second Greenshoe Private Placement” and together with the First Greenshoe Private Placement, the “Greenshoe Private Placements”).

A total of $15,150,000 of the net proceeds from the sale of the Additional Units and the Additional Private Placement Warrants in the Greenshoe Exercises and the Greenshoe Private Placements was deposited in the trust account established for the benefit of the Company’s public stockholders (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee, bringing the aggregate proceeds held in the Trust Account to $116,150,000.

An audited balance sheet as of November 3, 2020 reflecting receipt of the net proceeds from the IPO and the Private Placement, but not the net proceeds from the sale of the Additional Units or the Additional Private Placement Units in the Greenshoe Exercises and the Greenshoe Private Placements, had been prepared by the Company and previously filed on the Initial 8-K. The Company’s unaudited pro forma balance sheet as of November 12, 2020 reflecting receipt of the net proceeds from the sale of the Additional Units and the Additional Private Placement Warrants in the Greenshoe Exercises and the Greenshoe Private Placements is attached hereto as Exhibit 99.1.

On November 16, 2020, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that the holders of the Units may elect to separately trade the shares of Common Stock and Warrants included in the Units commencing on November 19, 2020. Those Units that are not separated will continue to trade on the NYSE American (“NYSE”) under the symbol “NBA.U” and the shares of Common Stock and Warrants that are separated will trade on the NYSE under the symbols “NBA” and “NBA WS,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Common Stock and Warrants.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Unaudited Pro Forma Balance Sheet
99.2	Press Release, dated November 16, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2020

New Beginnings ACQUISITION CORP.

By:	/s/ Michael S. Liebowitz
	Name:	Michael S. Liebowitz
	Title:	Chief Executive Officer

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